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                                                                    Exhibit 10.5

           English Summary of Agreement in Connection with Japan Lease

Landlord:                 Wing Realty

Tenant:                   BBMF K.K. (Japan)

Property Address:         9F Shiba No. 3 Amerex Building, Mita 3-12-17, Minato-ku, Tokyo, Japan 108-0073

SIGNED (DD-MMM-YYYY):     Feb. 28, 2005    COMMENCEMENT DATE:  March 15, 2005  TERMINATION DATE:   March 14, 2007

SQUARE METERS:

Current Monthly Rent                       JPY                               Rental Deposit           JPY
Rent                                                  708,320

Management Fee                                        223,680
                                           ------------------
TOTAL CURRENT QUARTERLY RENT:                         932,000                TOTAL RENTAL DEPOSIT     7,083,200

AGREEMENT                 DESCRIPTION                                                              CLAUSE
Premises                  The Landlord and the Tenant agree that the premises has a total gross    1
                          floor are of 246.48 sqm.

Rental and Management     The Tenant agrees that the monthly rental and management fee shall be    2
Fee Payment               paid to a designated bank account of the landlord before end of previous month.

Auto Renewal              If either party does not give 6-month written notice of termination      5
                          before the expiry, the lease contract becomes automatically renewed for another 2 years

Termination               Either party has the right to terminate the lease contract with 6-       6
                          month written notice or can be terminated immediately with payment of
                          6-month rent.

Rights Transfer           Under no circumstances can this lease be transferred to a third party    8

Interior Facilities       The Tenant can not make any changes or addendum to the interior          9
                          facilities without the Landlord's written approval.  Nor can the
                          Tenant request installation of water, electricity or telephone without the Landlord's

Repair and Maintenance    The Landlord is responsible for all the major repairs required for the   11
                          premise's building structure.  However, the Tenant shall be responsible for the repair and maintenance of building's fixture, such as wallpaper, light bulbs, ceilings, windows and etc.

Deposit                   Three months after the termination the lease agreement, the Landlord     20
                          shall return all of the Tenant's deposit less 10% of such deposit.  No interest shall be payable for the deposit.
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